Exhibit 99.1

News Release

Nalco Company
1601 West Diehl Road
Naperville, IL 60563-1198
Date: October 14, 2008	www.nalco.com

Media Contact: Charlie Pajor
630 305 1556
Carl M. Casale Named Director of Nalco Holding Company	cpajor@nalco.com

Investor Contact: Mike Bushman
630 305 1025
mbushman@nalco.com

(Naperville, Ill.) Nalco Company (NYSE:NLC), the global leader in water, energy, air and process technologies and services that deliver savings for customers and improve the environment, announced today that Carl M. Casale had been appointed to its Board of Directors, effective October 13, 2008. The appointment brings the Board to a total of six members.

Mr. Casale, 47, is Executive Vice President, Strategy and Operations for Monsanto Company, a post he has held since October 2007. Prior to that he was Executive Vice President, North America and Latin America North for Monsanto from 2003 to 2007 and Vice President, North America from 2000 to 2003. He began his career with Monsanto as a sales representative in 1984. Mr. Casale has a B.S. degree in agricultural economics from Oregon State University and an Executive M.B.A. from Washington University in St. Louis.

Mr. Casale is a Class III Director whose term expires in 2010. The Board has not yet determined his committee assignments.

About Nalco

Nalco is the world’s leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. Nalco is a member of the Dow Jones Sustainability World Index. More than 11,500 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2007, Nalco achieved sales of more than $3.9 billion. For more information visit www.nalco.com.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or  value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.